As filed with the Securities and Exchange Commission on October 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PORTAGE BIOTECH INC.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola

British Virgin Islands, VG1110
Telephone (203) 221-7378

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Ian Walters c/o Portage Development Services, Inc.

61 Wilton Road

Westport, CT 06880

Telephone (203) 221-7378

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Hogan Lovells US LLP 1735 Market Street, Suite 2300 Philadelphia, PA 19103 Telephone (267) 675-4600	Karen Gilbert Forbes Hare LLP 5 King’s Bench Walk Temple, London EC4Y 7DN United Kingdom Telephone +44 (0) 207 0143 225

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders listed herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2023

PRELIMINARY PROSPECTUS

Portage Biotech Inc.

9,631,580 Ordinary Shares underlying Warrants

The selling shareholders (the “Selling Shareholders”) named in this prospectus may use this prospectus to offer and resell from time to time up to 9,631,580 of our ordinary shares, no par value per share, consisting of (i) up to 3,157,895 ordinary shares (the “Series A Warrant Shares”), issuable upon the exercise of warrants (the “Series A Warrants”), (ii) up to 3,157,895 ordinary shares (the “Series B Warrant Shares”) issuable upon the exercise of warrants (the “Series B Warrants”), (iii) up to 3,157,895 ordinary shares (the “Series C Warrant Shares,” together with the Series A Warrant Shares and the Series B Warrant Shares, the “Private Warrant Shares”) issuable upon the exercise of warrants (the “Series C Warrants,” together with the Series A Warrants and the Series B Warrants, the “Private Warrants”) issued in a private placement that closed on October 3, 2023 (the “Private Placement”), pursuant to that certain Securities Purchase Agreement by and between us and certain of the Selling Shareholders, dated as of September 29, 2023 (the “Securities Purchase Agreement”), and (iv) up to 157,895 ordinary shares (the “Placement Agent Warrant Shares,” together with the Private Warrant Shares, the “Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants,” together with the Private Warrants, the “Warrants”) issued to the designees of the placement agent as compensation in connection with the Registered Direct Offering (defined below) and the Private Placement.

The Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. We are registering the offer and resale of the Shares to satisfy the provisions of the Securities Purchase Agreement pursuant to which we agreed to register the resale of the Shares.

We are not selling any of our ordinary shares under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The Selling Shareholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 29. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the Selling Shareholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “PRTG.” On October 30, 2023, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $1.92 per share.

Investing in the securities offered in this prospectus involve a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of this prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023

1

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 9,631,580 of our ordinary shares. We are not selling any of our ordinary shares under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

You should rely only on the information contained in this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. These documents contain important information you should consider when making your investment decision.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should read this prospectus, including any information incorporated by reference, and any free writing prospectus authorized for use in connection with this offering, in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless the context indicates otherwise the terms “Portage Biotech Inc.,” “the Company,” “our Company,” “Portage,” “we,” “us” or “our” are used interchangeably and mean Portage Biotech Inc. and its subsidiaries.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “may,” “target,” “project,” “predict,” “plan,” “potential,” “continue,” “indicate,” “suggests,” “may,” “designed to,” “ongoing,” “forecast,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks and uncertainties that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	our need for financing and our estimates regarding our capital requirements and future revenues and profitability;
•	our plans and ability to develop and commercialize product candidates and the timing of these development programs;
•	clinical development of our product candidates, including the timing for availability and release of results of current and future clinical trials;
•	our expectations regarding regulatory communications, submissions or approvals;
•	the potential functionality, capabilities, benefits and risks of our product candidates as compared to others;
•	our maintenance and establishment of intellectual property rights in our product candidates;
•	our estimates of the size of the potential markets for our product candidates; and
•	our selection and licensing of product candidates.

The risks and uncertainties set forth above are not exhaustive and additional factors, including those identified in this prospectus under the heading “Risk Factors,” and factors described elsewhere in this prospectus and in other filings we periodically make with the SEC, including the other risks and uncertainties identified in Item 3.D. Risk Factors in our Annual Report on Form 20-F for the year ended March 31, 2023, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and we do not undertake any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

3

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus, and the documents incorporated by reference herein carefully before investing in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 9 of this prospectus and the financial statements and other information incorporated by reference in this prospectus.

Overview

We are a clinical stage immune-oncology company advancing treatments we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers. Our access to next-generation technologies coupled with a deep understanding of biological mechanisms enables the identification of clinical therapies and product development strategies that accelerate these medicines through the translational pipeline. We currently are working on 9 immuno-oncology assets, of which five are pre-clinical and four of which are clinical stage. This excludes backup compounds. We source, nurture and develop the creation of early- to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development pipeline portfolio encompasses product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales, including intratumoral delivery, nanoparticles, liposomes, aptamers and virus-like particles.

The Portage Approach

Our mission is to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs focused on overcoming immune resistance and expanding the addressable patient population. Given these foundations, we manage capital allocation and risk as much as we oversee drug development. By focusing our efforts on translational medicine and pipeline diversification, we seek to mitigate overall exposure to many of the inherent risks of drug development.

Our approach is guided by the following core elements:

•	Portfolio diversification to mitigate risk and maximize optionality;
•	Capital allocation based on risk-adjusted potential, including staged funding to pre-specified scientific and clinical results;
•	Virtual infrastructure and key external relationships to maintain a lean operating base;
•	Internal development capabilities complemented by external business development;
•	Rigorous asset selection for broad targets with disciplined ongoing evaluation;
•	Focus on translational medicine and therapeutic candidates with single agent activity;
•	Conduct randomized trials early and test non-overlapping mechanisms of action; and
•	Improve potential outcomes for patients with invasive cancers.

Our execution is achieved, in part, through our internal core team and our large network of experts, contract labs and academic partners.

Our Science Strategy

Our goal is to develop immuno-oncology therapeutics that will dramatically improve the standard-of-care for patients with cancer. The key elements of our scientific strategy are to:

•	Build a pipeline of differentiated oncology therapeutic candidates that are diversified by mechanism, broad targets, therapeutic approach, modality, stage of development, leading to a variety of deal types that can be executed with partners;

4

•	Expand our pipeline through research collaborations, business development and internally designed programs;
•	Continue to advance and evolve our pipeline with a goal of advancing one therapeutic candidate into the clinic and one program into Investigational New Drug-enabling studies each year; and
•	Evaluate strategic opportunities to accelerate development timelines and maximize the value of our portfolio.

Our Pipeline

We have built a pipeline of immuno-oncology therapeutic product candidates and programs that are diversified by mechanism, therapeutic approach, modality and stage of development. On an ongoing basis, we rigorously assess each of our programs using internally defined success criteria to justify continued investment and determine proper capital allocation. When certain programs do not meet our de-risking criteria for advancement, we look to monetize or terminate those programs and preserve our capital and resources to invest in programs with greater potential. As a result, our pipeline will continue to be dynamic.

The charts below set forth, as of October 25, 2023, the current state of our immuno-oncology therapeutic product candidates and programs. The chart contains forward-looking information and projections based on management’s current estimates. The chart information is based on and subject to many assumptions, as determined by management and not verified by any independent third party, which may change or may not occur as modeled. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you make an investment decision regarding us, you should make your own analysis of forward-looking statements and our projections about candidate and program development and results. PORT-3 has been paused as we await more data. Additionally, PORT-7 is in Phase 1a from an IND perspective, though we have not commenced dosing patients, which we expect to commence in the first half of calendar year 2024, based upon available liquidity.

5

Recent Developments

On October 3, 2023, we issued and sold, pursuant to the Securities Purchase Agreement, in a registered direct offering (the “Registered Direct Offering”) by us directly to a certain Selling Shareholder, (i) 1,970,000 of our ordinary shares at a purchase price of $1.90 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,187,895 ordinary shares, at a purchase price of $1.899 per Pre-Funded Warrant (the “Pre-Funded Warrant Shares”), for aggregate net proceeds of approximately $5.3 million after deducting the placement agent’s fees and related offering expenses. These securities were offered by us pursuant to an effective shelf registration statement on Form F-3 (File No. 333-253468) previously filed with the SEC on February 24, 2021 and declared effective by the SEC on March 8, 2021.

Also pursuant to the Securities Purchase Agreement, for each ordinary share and Pre-Funded Warrant issued and sold in the Registered Direct Offering, an accompanying Series A Warrant, Series B Warrant and Series C Warrant was issued and sold to such Selling Shareholder in the concurrent Private Placement. Each Series A Warrant is exercisable for one Series A Warrant Share at an exercise price of $1.90 per share, is immediately exercisable and will expire 18 months from the date of issuance. Each Series B Warrant is exercisable for one Series B Warrant Share at an exercise price of $2.26 per share, is immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant is exercisable for one Series C Warrant Share at an exercise price of $2.26 per share, is immediately exercisable and will expire five years from the date of issuance.

Pursuant to an engagement letter, dated as of August 26, 2023, between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), we issued to designees of the Placement Agent warrants to purchase up to 157,895 Placement Agent Warrant Shares, which represented 5.0% of the aggregate number of ordinary shares and Pre-Funded Warrants sold in the Registered Direct Offering. The Placement Agent Warrants have an exercise price equal to $2.375, or 125% of the offering price per share sold in the Registered Direct Offering, and will expire five years from the commencement of the sales pursuant to the Registered Direct Offering and Private Placement.

The Warrants were offered and sold without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then, between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities and, in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands (the “BVI”) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

6

We are a BVI business company incorporated under the BVI Business Companies Act (Revised Edition 2020, as amended) (the “BVI Act”) with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110. Our U.S. agent, Portage Development Services, Inc., is located at 61 Wilton Road, Westport, CT 06880. Our telephone number is (203) 221-7378. Our website address is https://www.portagebiotech.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

7

THE OFFERING

Ordinary shares offered by the Selling Shareholders:	Up to 9,631,580 Shares following issuance upon exercise of the Warrants.

Ordinary shares outstanding prior this offering:	20,944,185[1] ordinary shares assuming full exercise of the Pre-Funded Warrants issued in the Registered Direct Offering, no exercise of the Series A Warrants, Series B Warrants or Series C Warrants issued in the Private Placement and no exercise of the Placement Agent Warrants issued to the Placement Agent.

Ordinary shares outstanding after this offering:	30,575,765[1] ordinary shares assuming full exercise of the Pre-Funded Warrants issued in the Registered Direct Offering, full exercise of all the Series A Warrants, Series B Warrants and Series C Warrants issued in the Private Placement and full exercise of all the Placement Agent Warrants issued to the Placement Agent.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares offered hereby by the Selling Shareholders, although we will receive the net proceeds of any Warrants exercised for cash. See the section entitled “Use of Proceeds” for more information.

Risk factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in these securities.

Nasdaq Capital Market symbol:	“PRTG”

1 The number of ordinary shares to be outstanding after this offering is based on 17,786,290 ordinary shares outstanding as of June 30, 2023, plus 1,970,000 of our ordinary shares and Pre-Funded Warrants to purchase up to 1,187,895 ordinary shares issued in the Registered Direct Offering and excludes:

•	Restricted stock units with respect to 378,740 ordinary shares outstanding as of June 30, 2023, which vested immediately on the date of grant and are subject to certain restrictions;

•	6,833 ordinary shares earned for services rendered in July and August 2023, accrued at August 31, 2023 but not yet issued;

•	1,963,420 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2023 at a weighted-average exercise price of $10.53 per share; and

•	538,832 ordinary shares available for future issuance under our Amended and Restated 2021 Equity Incentive Plan as of June 30, 2023.

Unless otherwise indicated, all information in this prospectus assumes full exercise of the Pre-Funded Warrants issued in the Registered Direct Offering, full exercise of all the Series A Warrants, Series B Warrants and Series C Warrants issued the Private Placement and full exercise of all the Placement Agent Warrants issued to the designees of the Placement Agent as compensation in connection with the Registered Direct Offering and the Private Placement.

8

RISK FACTORS

Investing in our securities involve a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions described below, in the section under the heading “Risk Factors” included in our Annual Report on Form 20-F for our most recent fiscal year, our Reports of Foreign Private Issuer on Form 6-K, any amendments or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to this Offering

We will have future capital needs, and there are uncertainties as to our ability to raise additional funding.

Our current cash resources will not cover all of our operational costs and the needs of our subsidiaries to progress towards and through clinical trials. Additional capital will be needed to continue to test product candidates in human trials, obtain regulatory approvals and ultimately to commercialize such product candidates if approved.

In addition, our future cash requirements may vary materially from those now expected. For example, our future capital requirements may increase if:

•	we experience scientific progress sooner than expected in our future discovery, research and development projects, if we expand the magnitude and scope of these activities, or if we modify our focus as a result of our discoveries;
•	we experience setbacks in our progress with pre-clinical studies and clinical trials are delayed;
•	we experience delays or unexpected increased costs in connection with obtaining regulatory approvals, particularly in light of the current inflationary environment;
•	we are required to perform additional pre-clinical studies and/or clinical trials;
•	we experience unexpected or increased costs relating to preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; or
•	we elect to develop, acquire or license new technologies and products.

We have incurred, and we expect to continue to incur substantial costs related to the development of our product candidates, including costs related to the clinical trials for our iNKT platform and adenosine platform. If sufficient capital is not available, we may be required to delay, reduce the scope of, eliminate or divest of one or more of our research or development projects, any of which could have a material adverse effect on our business, financial condition, prospects or results of operations.

Furthermore, under General Instruction I.B.5 to Form F-3 (the “Baby Shelf Rule”), the amount of funds we can raise through primary public offerings of securities in any 12-month period using our registration statement on Form F-3 is limited to one-third of the aggregate market value of the ordinary shares held by our non-affiliates, which limitation may change over time based on our stock price, number of ordinary shares outstanding and the percentage of ordinary shares held by non-affiliates. We therefore are limited by the Baby Shelf Rule as of the filing of this prospectus, until such time as our non-affiliate public float exceeds $75 million.

Our need for future financing may result in the issuance of additional securities which may cause our shareholders to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Our securities may be offered to investors at a price lower than the price per share paid by existing shareholders, or upon terms which may be deemed more favorable than those of existing shareholders. In addition, the issuance of securities in any future financing may dilute the equity ownership of existing shareholders and may have the effect of depressing the market price for our securities, including the ordinary shares. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, which may further dilute the equity ownership of our shareholders. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

9

We have a history of operating losses and may never achieve profitability in the future.

Historically, we have generated only a limited amount of business income, notwithstanding a highly valued asset distribution to our shareholders of share ownership of Biohaven Pharmaceuticals Holding Company Ltd. (“Biohaven”).

Our objective is to enable research and development so as to create early- to mid-stage, first- and best-in-class therapies for a variety of cancers, by providing funding, strategic business and clinical counsel, and shared services, with the goal of creating viable products that may be monetized through licensing, manufacturing and distribution or outright sale. Our principal activities are engaging in research and development to identify and validate new drug targets that could become marketed drugs in the future. For this, we will require significant financial resources without any income, and we expect to continue incurring operating losses for the foreseeable future.

Our ability to generate revenue in the future or achieve profitable operations is largely dependent upon our ability to attract and maintain experienced management and know-how to develop new drug candidates and to partner with major pharmaceutical companies to successfully commercialize any successful drug candidates. It takes many years and significant financial resources to successfully develop pre-clinical or early clinical drug candidates into marketable drugs, and we cannot assure you that we will be able to achieve these objectives. Although, we were successful in achieving significant value growth in an investment made in Biohaven, which resulted in the distribution of Biohaven shares as an asset dividend to our shareholders with a then market value of approximately $153 million in fiscal 2018, we cannot guarantee that we will be able to achieve any similar success in our future business activities.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.

Our share price has fluctuated in the past, has recently been volatile, and may be volatile in the future. The stock market in general and the market for biotechnology companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:

•	investor reaction to our business strategy;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	the success of competitive products or technologies;
•	results of clinical trials or future product candidates or those of our competitors;
•	regulatory or legal developments, especially changes in laws or regulations applicable to our product candidates;
•	introductions and announcements of new product candidates by us, results of clinical trials, our commercialization partners, or our competitors, and the timing of these introductions or announcements;
•	actions taken by regulatory agencies with respect to our clinical studies, manufacturing process or sales and marketing terms;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	the success of our efforts to acquire or in-license additional products or product candidates;
•	developments concerning our collaborations;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

10

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
•	the recruitment or departure of key personnel;
•	market conditions in the pharmaceutical and biotechnology sectors;
•	declines in the market prices of publicly traded stocks generally;
•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our ordinary shares, other comparable companies, or our industry generally;
•	trading volume of our ordinary shares;
•	sales of our ordinary shares by us or our shareholders;
•	general economic, industry and market conditions;
•	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and
•	the other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus.

We have additional ordinary shares available for issuance, which, if issued, could adversely affect the rights of the holders of our ordinary shares.

Our Memorandum and Articles of Association (as amended from time to time, “Memorandum and Articles”) authorize the issuance of an unlimited number of ordinary shares, upon resolution of our board of directors, without shareholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of additional ordinary shares may be used as an “anti-takeover” device without further action on the part of our shareholders, and may adversely affect the holders of our ordinary shares.

As of April 1, 2024, we may no longer qualify as a foreign private issuer, which will result in significant additional costs and expenses and subject us to increased regulatory requirements.

As a foreign private issuer, we are not required to comply with certain provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to domestic issuers.

In accordance with Nasdaq Listing Rule 5615(a)(3), we have also elected to follow home country corporate governance practices rather than those of Nasdaq. For example, British Virgin Islands law does not require that a majority of our board of directors consist of independent directors or that our board committees consist of entirely independent directors. In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors must regularly have scheduled meetings at which only independent directors are present. We also are exempt from the Nasdaq listing rules so as to follow the quorum rules for shareholder meetings under British Virgin Islands law. We also are exempt from the Nasdaq listing rules so as to not be required to obtain shareholder approval for certain issuance of securities, shareholder approval of share option plans and change of control transactions under the Nasdaq Listing Rule 5635.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We are assessing whether, as of September 30, 2023, we satisfied the requirements for retaining our foreign private issuer status as of such date. Assuming we did not satisfy the requirements to remain a foreign private issuer as of September 30, 2023, we would cease to be a foreign private issuer and cease to be eligible for the foregoing exemptions and privileges effective April 1, 2024.

11

As a result of losing foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would be required to begin preparing our financial statements in accordance with U.S. GAAP, which would result in financial statements that are different than our historical financial statements and may make it difficult for investors to compare our financial performance over time. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the reporting and short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would expect to incur significant additional legal, accounting and other expenses that we have not incurred as a foreign private issuer. We would also expect that complying with the rules and regulations applicable to U.S. domestic issuers will make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our management team.

12

USE OF PROCEEDS

The net proceeds from any disposition of Shares covered by this prospectus will be received by the Selling Shareholders. We will not receive any of the proceeds from any such ordinary shares offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We intend to use any such net proceeds to fund the development of our product candidates, other research and development activities and for general working capital purposes.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our ordinary shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

13

SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholders consists of Shares issuable to the Selling Shareholders upon exercise of the Warrants. For additional information regarding the issuances of the Shares and Warrants, see “Recent Developments” in the section entitled “Prospectus Summary”. We are registering the Shares in order to permit the Selling Shareholders to offer the Shares for resale from time to time. Except for (a) the ownership of the Shares and the Warrants and (b) with respect to the Warrants issued as compensation to the Placement Agent, who acted as our Placement Agent in the Registered Direct Offering and the Private Placement, or its designees, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of our ordinary shares by each of the Selling Shareholders. The second column lists the number of our ordinary shares beneficially owned by each Selling Shareholder, based on its ownership of the Shares and Warrants, as of October 20, 2023, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

The fourth column lists the Shares being offered under this prospectus by the Selling Shareholders.

The fifth column assumes the sale of all of the Shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Shareholders may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of ordinary shares that would exceed 4.99% of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of such Warrants which have not been exercised. The number of ordinary shares in the second and fifth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their Shares in this offering. See the section entitled “Plan of Distribution” below for further information.

Selling Shareholder	Number of Ordinary Shares Beneficially Owned Before this Offering(1)	Percentage of Ordinary Shares Beneficially Owned Before this Offering(1)	Number of Shares to be Sold in this Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Total Outstanding Ordinary Shares Owned After this Offering (1)
Armistice Capital, LLC (2)	12,631,580	41.5%	9,473,685	3,157,895	10.4%
Michael Mirsky(3)	15,000	*	15,000	-	-
Noam Rubinstein(3)	34,737	*	34,737	-	-
Craig Schwabe(3)	5,329	*	5,329	-	-
Michael Vasinkevich(3)	101,250	*	101,250	-	-
Charles Worthman(3)	1,579	*	1,579	-	-

* Represents beneficial ownership of less than one percent.

(1) The ability to exercise the Warrants held by the Selling Shareholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants, was capped at 4.99% beneficial ownership of our issued and outstanding ordinary shares (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to us. Beneficial ownership as reflected in this table reflects the total number of ordinary shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

14

(2) Consists of (i) 1,970,000 ordinary shares, (ii) 1,187,895 ordinary shares issuable upon exercise of the Pre-Funded Warrants (iii) 9,473,685 ordinary shares issuable upon the exercise of the Private Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Private Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the Private Warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The number of ordinary shares set forth in the above table does not reflect the application of this limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3) Each of these Selling Shareholders is affiliated with H.C. Wainwright & Co., LLC, the Placement Agent in connection with the Securities Purchase Agreement and a registered broker dealer, with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of ordinary shares beneficially owned prior to this offering consists of ordinary shares issuable upon exercise of the Placement Agent Warrants, which were received as compensation. Each of these Selling Shareholders acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, each of these Selling Shareholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

15

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis as of June 30, 2023; and

•	on an as adjusted basis, giving effect to the issuance of an aggregate of (i) 1,970,000 ordinary shares issued in the Registered Direct Offering, (ii) 1,187,895 ordinary shares (assuming full exercise of the Pre-Funded Warrants issued in the Registered Direct Offering), (iii) 9,473,685 ordinary shares following an assumed exercise for all cash of all Warrants issued in the Private Placement and (iv) 157,895 ordinary shares following an assumed exercise for cash of all the Placement Agent Warrants.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	June 30, 2023
	Actual	As Adjusted
	(U.S. Dollars in thousands)
Cash and cash equivalents	$7,698	$13,026
Other assets:
Current assets	$3,194	$3,194
Non-current assets	$87,477	$87,477
Liabilities:
Current liabilities	$2,638	$2,638
Non-current liabilities	$23,081	$23,081
Equity:
Capital stock	$219,425	$224,753
Stock option reserve	$21,973	$21,973
Accumulated other comprehensive loss	$(2,556)	$(2,556)
Accumulated deficit	$(165,535)	$(165,535)
Non-controlling interest	$(657)	$(657)
Total equity	$72,650	$77,978
Total capitalization	$62,163	$73,200

The number of ordinary shares to be outstanding after this offering is based on 17,786,290 ordinary shares outstanding as of June 30, 2023, plus 1,970,000 of our ordinary shares and Pre-Funded Warrants to purchase up to 1,187,895 ordinary shares issued in the Registered Direct Offering and excludes:

•	Restricted stock units with respect to 378,740 ordinary shares outstanding as of June 30, 2023, which vested immediately on the date of grant and are subject to certain restrictions;

•	6,833 ordinary shares earned for services rendered in July and August 2023, accrued at August 31, 2023 but not yet issued;

•	1,963,420 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2023 at a weighted-average exercise price of $10.53 per share; and

•	538,832 ordinary shares available for future issuance under our Amended and Restated 2021 Equity Incentive Plan as of June 30, 2023.

16

DESCRIPTION OF SECURITIES BEING REGISTERED

Ordinary Shares

The following description of our ordinary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, our Memorandum and Articles, which have previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Act.

Our authorized capital stock includes an unlimited number of ordinary shares, with no par value per share. As of the date of this prospectus, there are 19,771,390 ordinary shares issued and outstanding. No ordinary shares are held in treasury. We are not authorized to issue any preferred stock.

Rights of Holders of Ordinary Shares

General.

All of our outstanding ordinary shares are fully paid and non-assessable. We have the right to issue ordinary shares for cash and other consideration. Additionally, ordinary shares may not be fully paid, but are then susceptible to being forfeited by us until fully paid and non-assessable. Certificates representing our ordinary shares are issued in registered form and book entry form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Dividends.

By a resolution of directors, we may declare and pay dividends in money, ordinary shares, or other property at such time and of such an amount as the board thinks fit if they are satisfied on reasonable grounds that the company will, immediately after the distribution, satisfy the solvency test set forth in the BVI Act.

Unissued Ordinary Shares.

Our unissued ordinary shares shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing ordinary shares or class or series of ordinary shares offer, allot, grant options over or otherwise dispose of ordinary shares or other securities to such persons, at such times and upon such terms and conditions as we may by resolution of the directors determine. Before issuing ordinary shares for a consideration other than money, the directors shall pass a resolution stating the amount to be credited for the issue of the ordinary shares, and that, in their opinion, the present cash value of the non-money consideration and money consideration for the issue is not less than the amount to be credited for the issue of the ordinary shares.

Voting Rights.

Each ordinary share is entitled to one vote on all matters upon which our ordinary shares are entitled to vote. Additionally, our directors may convene meetings of our shareholders at such times and in such-manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. At least 10 days’ notice of the meeting shall be given, counting from the date of service of the notice.

Upon the written request of shareholders holding 10% or more of the outstanding voting rights attaching to our ordinary shares, the directors shall convene a meeting of shareholders not later than 45 days after deposit of the demand. The directors shall give not less than 10 days’ notice of a meeting of shareholders to those persons whose names at the close of business on a day to be determined by the directors appear as shareholders in our share register and are entitled to vote at the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than two persons. Shareholder resolutions may be decided by a show of hands unless a poll is demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote. On a show of hands, each shareholder has one vote.

17

An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice; provided, however, that where such a resolution is passed without the written consent of a majority of the shareholders (i.e., where for example one person holding 65% of the ordinary shares passes the resolution) a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution.

Any shareholder that is a corporation or other entity may by resolution of its directors or other governing body authorize a natural person to act as its representative at any meeting of our company or of any meeting of holders of a class or series, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual shareholder.

Transfer of Ordinary Shares.

Certificated ordinary shares in our company may be transferred by a written instrument of transfer (which complies with the rules of the SEC and federal and state securities laws of the United States) signed by the transferor and containing the name and address of the transferee, but in the absence of such written evidence of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. We may also issue ordinary shares in uncertificated form. We shall not be required to treat a transferee of a registered ordinary share in our company as a member until the transferee's name has been entered in the share register. The register of members may be closed at such times and for such periods as the board of directors may from time to time determine.

Liquidation.

In the case of the distribution of assets by a voluntary liquidator on a winding-up of our company, subject to payment of, or to discharge of, all claims, debts, liabilities and obligations of our company, any surplus assets shall then be distributed amongst our shareholders according to their rights and interests in our company according to our Memorandum and Articles.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid at the specified time are subject to forfeiture.

Redemption of Ordinary Shares.

The BVI Act provides that, subject to the memorandum and articles of a company, shareholders holding 90% or more of all the voting ordinary shares in a company, may instruct the directors to redeem the ordinary shares of the remaining shareholders. The directors shall be required to redeem the ordinary shares of the minority shareholders, whether or not the shares are by their terms redeemable. The directors must notify the minority shareholders in writing of the redemption price to be paid for the ordinary shares and the manner in which the redemption is to be effected. In the event that a minority shareholder objects to the redemption price to be paid and the parties are unable to agree to the redemption amount payable, the BVI Act sets out a mechanism whereby the shareholder and the company may each appoint an appraiser, who will together appoint a third appraiser and all three appraisers will have the power to determine the fair value of the ordinary shares to be compulsorily redeemed. Pursuant to the BVI Act, the determination of the three appraisers shall be binding on us and the minority shareholder for all purposes.

Variations of Rights of Ordinary Shares.

If at any time, there are different classes or series of ordinary shares issued and outstanding, unless otherwise provided by the terms at the time of issuance of those ordinary shares of that class or series, the rights and privileges attaching to any such class or series may, whether or not our company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued and outstanding ordinary shares of the class or series and of the holders of not less than three-fourths of the issued and outstanding ordinary shares of any other class or series of shares which may be adversely affected by such variation.

18

Differences in Corporate Law

The BVI Act differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. The rights of minority shareholders of British Virgin Islands companies will typically be governed by British Virgin Islands law. These include the statutory right not to suffer the company's affairs to be conducted in a manner which is oppressive, unfairly discriminatory or unfairly prejudicial in their capacity as shareholders, as well as certain protections at common law. The common law of the British Virgin Islands (including as to the obligations of fiduciaries) is based on English common law. The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous. Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The BVI Act also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

Powers of Directors.

The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company. The BVI Act, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the BVI Act. Our Memorandum and Articles incorporate the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of our company without restriction and without complying with section 175 of the BVI Act.

Directors appoint the officers and establish the responsibilities of the officer positions.

The directors of a British Virgin Islands company may by resolution appoint a person (who may also be a director) to be an officer or agent of the company.

Unlike in United States corporate law, subject to the memorandum and articles of association of a BVI company, a director may appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director. An alternate director has the same rights as the appointing director in relation to any director’s meeting and any written resolution circulated for written consent. Our Articles of Association prohibit the appointment of alternate directors.

Any director that is a corporation or other entity may by resolution of its directors or other governing body authorize a natural person to act as its representative at any meeting of the directors or of a committee of directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual director.

19

Conflict of Interests.

Similar to the laws of most United States jurisdictions, when a director of a BVI company becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board of directors. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by us, unless the transaction is one that is an ordinary course transaction of our company and the transaction is between us and the director or unless the material facts of the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of the shareholders or us received fair value for the transaction.

Written Consent and Cumulative Voting.

Under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. Our Memorandum and Articles provide that actions of the shareholders may be taken in writing, including by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice; provided, however, that where a written resolution of shareholders is passed without the written consent of a majority of the shareholders (i.e., where for example it is passed by one shareholder holding 65% of the ordinary shares) a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution.

The BVI Act does not make a specific reference to cumulative voting, and our current Memorandum and Articles have no provisions authorizing cumulative voting.

Independent Directors.

There is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law.

Forfeiture of Ordinary Shares.

Although we intend to only sell our ordinary shares upon receipt of the full purchase price, if ordinary shares are not fully paid, then under our Memorandum and Articles and the BVI Act any ordinary shares that are not fully paid are subject to forfeiture. We have the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the ordinary shares will be forfeited and cancelled. Any funds paid in respect of ordinary shares which are subsequently forfeited is non-refundable.

Redemption and Treasury Shares.

We may purchase, redeem or otherwise acquire and hold our own shares in such manner and upon such other terms as the directors may agree with the relevant shareholder(s). Subject to the BVI Act, we may redeem our ordinary shares only with the consent of the shareholders whose ordinary shares are to be redeemed, except that the consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding ordinary shares entitled to vote, of the remaining issued ordinary shares.

Takeover Provisions.

The BVI Act does not provide anti-takeover measures, similar to some jurisdictions in the United States. Generally speaking, our Memorandum and Articles do not introduce anti-takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

20

Notwithstanding the foregoing, we could consider and adopt anti-takeover measures. Some of these require an amendment to our Articles Association and/or Memorandum of Association, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records if it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying. We have not restricted the provisions of the BVI Act in regard to access to the records of the company.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles provide for the indemnification of our directors against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of our company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The BVI Act, in Part IX, provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board of directors forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

21

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits.

Similar to the corporate laws in the United States, the BVI Act permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. Section 184C(1) of the BVI Act specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith. (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters. (iii) whether the proceedings are likely to succeed, (iv) the costs of the proceedings in relation to the relief likely to be obtained. and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

22

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

The BVI Act does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our Memorandum and Articles may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

23

TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands as currently in effect, a holder of our ordinary shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our ordinary shares, and all holders of our ordinary shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

The above legislation is aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time, the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our ordinary shares. Each holder or a prospective holder of our ordinary shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our ordinary shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our ordinary shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”), may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our ordinary shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our ordinary shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our ordinary shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our ordinary shares, including, without limitation, the following:

•	a dealer in securities;

24

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our ordinary shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our ordinary shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our ordinary shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our ordinary shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Distributions

In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our ordinary shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that any distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our ordinary shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our ordinary shares.

25

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our ordinary shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on our ordinary shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our ordinary shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such ordinary shares. As discussed above, a U.S. Holder’s initial tax basis in our ordinary shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our ordinary shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to related companies, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC in the fiscal year ended in 2018, that we were a PFIC for the fiscal year ended March 31, 2023 and that we will be a PFIC for the fiscal year ending March 31, 2024. We may have been a PFIC in other years and we may be a PFIC in the future.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying “deemed sale” election with respect to the ordinary shares. If such an election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition of our ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

26

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our ordinary shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our ordinary shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called “Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our ordinary shares, the consequences if we are or become a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the ownership and disposition of our ordinary shares.

27

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ordinary shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our ordinary shares unless:

•	you conduct a trade or business in the United States; and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our ordinary shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our ordinary shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our ordinary shares, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our ordinary shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

28

PLAN OF DISTRIBUTION

We are registering the Shares on behalf of the Selling Shareholders named herein. The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of the Shares covered by this prospectus directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which our ordinary shares are traded or in private transactions. The sale of the Selling Shareholders’ Shares offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	transactions involving cross or block trades;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after the registration statement of which this prospectus forms a part becomes effective;
•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	“at the market” into an existing market for our common shares;
•	through the writing of options on the securities;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the Shares of the Selling Shareholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Shareholders may also sell or transfer their Shares pursuant to any available exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer their securities by other means not described in this prospectus.

The Selling Shareholders may also sell their Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of such securities for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell their Shares in block transactions to market makers or other purchasers at a price per share that may be below the then market price.

Brokers, dealers, underwriters or agents participating in the distribution of the Shares held by the Selling Shareholders as agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the Shares for whom the broker-dealers may act as agent. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their Shares if liabilities are imposed on that person under the Securities Act.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Shares by the Selling Shareholders. If we are notified by the Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares if required, we will file a supplement to this prospectus.

29

In connection with the sale of the Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell their Shares short and deliver these Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these Shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to any Shares it sells for its own behalf, each Selling Shareholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to each Selling Shareholder will terminate on the date that all Shares offered by such Selling Shareholder pursuant to this prospectus have been sold.

We may suspend the sale of Shares by the Selling Shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the Selling Shareholders use this prospectus for any sale of their Shares, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act.

We will pay the expenses in connection with the registration of the Shares being registered hereunder. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities in accordance with the Securities Purchase Agreement.

We agreed to use commercially reasonable efforts to keep this registration statement continuously effective under the Securities Act, and prepare and file prospectus supplements that includes any information previously omitted from the prospectus filed as part of the initial registration statement and pre- and post-effective amendments as necessary, until the date that all of the securities have been sold thereunder or pursuant to Rule 144.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our ordinary shares and activities of the Selling Shareholders.

While the Selling Shareholders are engaged in a distribution of the Shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

30

EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the issuance and distribution of the Shares covered by the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$3,013.84
Legal fees and expenses	$50,000.00
Accountants’ fees and expenses	$20,600.00
Miscellaneous	$10,000.00
Total	$83,613.84

31

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our Memorandum and Articles and by the BVI Act and common law. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by common law, the BVI Act, court procedures and other relevant regulation. The jurisprudence of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare LLP, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i)	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
(ii)	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Forbes Hare LLP has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against us in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

32

(i)	the United States federal or state court had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
(ii)	the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;
(iii)	the judgment was not procured by fraud;
(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and
(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Dr. Ian Walters as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

33

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Forbes Hare LLP, our British Virgin Islands counsel. Certain other legal matters will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

Our consolidated financial statements, appearing in our Form 20-F Annual Report filed with the SEC on July 31, 2023, as of March 31, 2023 and 2022, and for the three years ended March 31, 2023, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report appearing therein. The audited consolidated financial statements are incorporated herein by reference in reliance upon such report, which includes an explanatory paragraph as to our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-1 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. We file annual reports on Form 20-F and other information with the SEC and furnish or file reports on Form 6-K to the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those reports or other information may be inspected without charge at the website listed above.

34

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in a previously filed or furnished document that is incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with or furnished to the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2023 filed with the SEC on July 31, 2023;

•	our Reports on Form 6-K filed with the SEC on May 1, 2023, June 21, 2023, August 1, 2023, August 14, 2023, August 29, 2023, August 30, 2023, September 8, 2023, September 29, 2023 and October 3, 2023; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February 18, 2021, as updated by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2022 filed with the SEC on August 1, 2022, and any amendment or report filed for the purpose of further updating that description.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus, but not delivered with this prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

Portage Biotech Inc.

Attention: Investor Relations

c/o Portage Development Services Inc.

61 Wilton Road, Westport, Connecticut 06880

(203) 221-7378

In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.portagebiotech.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

35

Portage Biotech Inc.

9,631,580 Ordinary Shares underlying Warrants

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Exculpation, Insurance and Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. In addition, a company may only indemnify a person who acted honestly and in good faith and in what he or she believed to be in the best interests of the company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

Our Memorandum and Articles provide for the indemnification of our directors against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability. We currently maintain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold within the past three years:

•	Pursuant to the Securities Purchase Agreement, on October 3, 2023, for each ordinary share and Pre-Funded Warrant issued and sold in the Registered Direct Offering, we issued accompanying unregistered Series A Warrant, Series B Warrant and Series C Warrant to a certain Selling Shareholder in the concurrent Private Placement to purchase up to 3,157,895 of our ordinary shares. Each Series A Warrant is exercisable for one Series A Warrant Share at an exercise price of $1.90 per share, is immediately exercisable and will expire 18 months from the date of issuance. Each Series B Warrant is exercisable for one Series B Warrant Share at an exercise price of $2.26 per share, is immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant is exercisable for one Series C Warrant Share at an exercise price of $2.26 per share, is immediately exercisable and will expire five years from the date of issuance.

•	Pursuant to an engagement letter, dated as of August 26, 2023, between us and the Placement Agent, we issued to designees of the Placement Agent unregistered warrants to purchase up to 157,895 Placement Agent Warrants, which represented 5.0% of the aggregate number of ordinary shares and Pre-Funded Warrants sold in the Registered Direct Offering. The Placement Agent Warrants have an exercise price equal to $2.375, or 125% of the offering price per share sold in the Registered Direct Offering, and will expire five years from the commencement of the sales pursuant to the Registered Direct Offering and Private Placement.

•	Pursuant to the Agreement and Plan of Merger and Reorganization with Tarus Therapeutics, Inc. (“Tarus”) dated as of July 1, 2022, we issued to the former Tarus shareholders 2,425,999 of our ordinary shares, calculated on the basis of $18 million divided by the 60-day volume weighted average price per share of our ordinary shares.

•	Pursuant to the Share Exchange Agreement among us, our wholly-owned subsidiary SalvaRx Ltd. and each of the minority shareholders of iOx Therapeutics Ltd. (“iOx”), dated as of July 18, 2022, we exchanged 1,070,000 of our ordinary shares for the remaining minority interest of 21.68% of iOx.

•	Pursuant to a Master Service Agreement dated January 15,2021 between us and Life Science Advisors LLC (“Life Science Advisors”), 44,873 of our ordinary shares have been earned by Life Science Advisors for services rendered, of which 38,040 shares have been issued.

The securities described above were offered and sold without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
3.1	Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on June 21, 2022 – Incorporated herein by reference to Exhibit 99.1 to Form 6-K filed on June 23, 2022.
3.2	Amended and Restated Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on September 22, 2022 – Incorporated herein by reference to Exhibit 4.1 to Form 6-K filed on September 22, 2022.
4.1	Description of Rights of Stock Registered under Section 12 of the Exchange Act – Incorporated herein by reference to Exhibit 2.1 to Form 20-F filed on August 1, 2022.
4.2	Form of Series A Ordinary Share Purchase Warrant, dated September 29, 2023 – Incorporated herein by reference to Exhibit 4.2 to Form 6-K filed on October 3, 2023.
4.3	Form of Series B Ordinary Share Purchase Warrant, dated September 29, 2023 – Incorporated herein by reference to Exhibit 4.3 to Form 6-K filed on October 3, 2023.
4.4	Form of Series C Ordinary Share Purchase Warrant, dated September 29, 2023 – Incorporated herein by reference to Exhibit 4.4 to Form 6-K filed on October 3, 2023.
4.5	Form of Placement Agent Ordinary Share Purchase Warrant, dated September 29, 2023 – Incorporated herein by reference to Exhibit 4.5 to Form 6-K filed on October 3, 2023.
5.1*	Opinion of Forbes Hare LLP.
10.1	Form of Securities Purchase Agreement, dated September 29, 2023, by and between Portage Biotech Inc. and the Purchaser signatory thereto – Incorporated herein by reference to Exhibit 10.1 to Form 6-K filed on October 3, 2023.
21	List of Subsidiaries – Incorporated herein by reference to Exhibit 8.1 to Form 20-F filed on July 31, 2023.
23.1*	Consent of Marcum LLP.
23.2*	Consent of Forbes Hare LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*       Filed herewith.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westport, State of Connecticut, on October 31, 2023.

PORTAGE BIOTECH INC.

By:	/s/ Ian Walters, MD, MBA
Name:	Ian Walters, MD, MBA
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ian Walters and Allan Shaw, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Ian Walters, MD, MBA	Chief Executive Officer, Chairman of the Board and Director	October 31, 2023
Ian Walters, MD, MBA	(Principal Executive Officer)

/s/ Allan Shaw	Chief Financial Officer	October 31, 2023
Allan Shaw	(Principal Financial and Accounting Officer)

/s/ Joseph Ciavarella	Chief Accounting Officer	October 31, 2023
Joseph Ciavarella	(Principal Accounting Officer)

/s/ Gregory Bailey, MD	Director	October 31, 2023
Gregory Bailey, MD

/s/ Robert Glassman, MD	Director	October 31, 2023
Robert Glassman, MD

/s/ Linda Kozick	Director	October 31, 2023
Linda Kozick

/s/ Jim Mellon	Director	October 31, 2023
Jim Mellon

/s/ Steven Mintz	Director	October 31, 2023
Steven Mintz

/s/ Mark Simon	Director	October 31, 2023
Mark Simon